Exhibit 99.1

Planet Signs 9-Figure Deal with Sweden

Marks Third Major Satellite Services Contract in 12 Months, Solidifying Market Leadership

SAN FRANCISCO – January 12, 2026 – Planet Labs PBC, a leading provider of daily data and insights about change on Earth, today announced a multi-year low 9-figure agreement with the Swedish Armed Forces to rapidly deliver a suite of satellites, space-based data and awareness solutions to support the country’s peace and security operations. This agreement marks Planet’s third Satellite Services contract in twelve months, signaling robust demand for Planet’s innovative, rapidly deployed space-based hardware and software solutions.

Through the multi-year contract, Sweden will own a suite of Planet’s cutting-edge satellites, and have access to Planet’s high-resolution data, and intelligence solutions. By standardizing this model, Planet offers sovereign nations a cost-effective, low-risk, and fast pathway to advanced space-based capabilities without the prohibitive capital investment and operational complexities of building proprietary standalone systems. In the last year, Planet has signed over a half a billion dollars across three satellite services contracts, supporting the national security needs of Japan via JSAT and in collaboration with Germany. Planet is proud to partner closely with allied governments to deliver critical space-based and geospatial solutions.

“Europe needs its own eyes, and Sweden is leading the way by rapidly securing its own, comprehensive space capability – helping achieve its own security objectives and assisting regional allies, like Ukraine, with timely, critical information,” said Will Marshall, Planet CEO and Co-Founder. "By leveraging Planet’s scaled production line and agile aerospace methodology, Sweden achieves both the speed and the long-term sovereignty they require, without compromise.”

Planet is proud to provide governments and commercial organizations around the world with the leading Earth observation satellites and near-daily imagery they need to monitor and detect change, helping promote international transparency and security. Planet has successfully launched over 600 satellites to date, and provides both a near-daily scan of the Earth’s landmass and tens of millions of sq km of global oceans as well as high-resolution, rapid tasking across its three SuperDove, Tanager, and Pelican constellations. The company has also announced its forthcoming Owl constellation, which is being designed to deliver near-daily 1-meter class imagery.

Planet expects to recognize the commercial payments from the partner as revenue over several years. Today’s announcement does not change Planet’s previously issued fourth quarter financial guidance provided as part of the Company’s December 10, 2025, earnings release. Planet will leverage the increased capacity of the expanded fleet to serve government and commercial customers globally.

Learn more about Planet’s constellations and capabilities here.

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About Planet
Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet Labs PBC is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X, LinkedIn, or tune in to HBO’s ‘Wild Wild Space’.

Forward-looking Statements

Certain statements contained in this press release are “forward-looking statements” about Planet within the meaning of the securities laws, including statements about Planet’s future cash flows and revenue, Planet’s strategic partnerships, the expansion of the high resolution capacity of Planet’s fleet and the delivery of such capacity to Planet customers, and Planet’s future growth in new and existing markets. Such statements, which are not of historical fact, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in Planet’s filings with the Securities and Exchange Commission. Planet does not undertake an obligation to update its forward-looking statements to reflect future events, except as required by applicable law.

Exhibit 99.1

Contacts

Planet Press

Emily Lewis Benz

press@planet.com

Planet Investor Relations

Cleo Palmer-Poroner

ir@planet.com